Exhibit 99.1

Consolidated Financial

Statements of

Terasen Inc.

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

REPORT OF INDEPENDENT AUDITOR

To the Directors of Terasen Inc.

We have audited the accompanying consolidated statements of financial position of Terasen Inc. as of December 31, 2004 and 2003 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our audit opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Terasen Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in accordance with Canadian generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company retroactively changed its method of accounting for capital securities in 2005.

KPMG LLP

Chartered Accountants

Vancouver, Canada

February 2, 2005, except as to notes 2 and 20(b) which are as of September 20, 2005

Terasen Inc.

Consolidated Statements of Earnings

In millions of Canadian dollars (restated as per Note 2) Years ended December 31	2004	2003	2002

Revenues
Natural gas distribution	$ 1,494.1	$ 1,497.9	$ 1,402.7
Petroleum transportation	225.5	200.0	136.0
Water and utility services	201.6	152.5	123.1
Other activities	35.8	26.2	45.4
	1,957.0	1,876.6	1,707.2
Expenses
Cost of natural gas	885.4	889.7	807.2
Cost of revenues from water and utility services and other activities	174.3	132.4	120.2
Operation and maintenance	302.9	284.8	261.6
Depreciation and amortization	147.1	133.4	115.6
Property and other taxes	70.1	69.9	66.1
	1,579.8	1,510.2	1,370.7

Operating Income	377.2	366.4	336.5

Financing costs (note 15)	176.6	186.0	170.8

Earnings before share of earnings of Express System and income taxes	200.6	180.4	165.7

Share of earnings of Express System (note 4)	15.0	8.0	-

Earnings before income taxes	215.6	188.4	165.7

Income taxes (note 16)	65.8	55.7	59.9

NET EARNINGS	$ 149.8	$ 132.7	$ 105.8

Common shares - weighted average (millions)	104.7	103.8	86.4

BASIC EARNINGS PER COMMON SHARE (note 12)	$ 1.43	$ 1.28	$ 1.22

DILUTED EARNINGS PER COMMON SHARE (note 12)	$ 1.42	$ 1.27	$ 1.21

Terasen Inc.

Consolidated Statements of Retained Earnings

In millions of Canadian dollars (restated as per Note 2) Years ended December 31	2004	2003	2002

Retained earnings, beginning of year	$ 355.5	$ 302.2	$ 271.0

Net earnings	149.8	132.7	105.8
	505.3	434.9	376.8

Dividends on common shares	86.4	79.4	59.8
Share issue costs, net of income taxes (note 12)	-	-	13.8
Share options purchased (note 13)	-	-	1.0
	86.4	79.4	74.6

Retained earnings, end of year	$ 418.9	$ 355.5	$ 302.2

Terasen Inc.

 Consolidated Statements of Financial Position

In millions of Canadian dollars (restated as per Note 2) As at December 31	2004	2003
Assets
Current assets
Cash and short-term investments	$ 20.0	$ 1.5
Accounts receivable	348.6	404.3
Inventories of gas in storage and supplies	189.2	142.4
Prepaid expenses	11.2	13.4
Current portion of rate stabilization accounts (note 8)	27.1	21.6
	596.1	583.2
Property, plant and equipment (note 7)	3,892.5	3,882.4
Investment in Express System (note 4)	218.9	204.6
Goodwill	128.0	101.9
Rate stabilization accounts (note 8)	60.6	75.7
Other assets (note 9)	74.5	73.5
	$ 4,970.6	$ 4,921.3

Liabilities and shareholders’ equity
Current liabilities
Short-term notes	$ 248.0	$ 553.9
Accounts payable and accrued liabilities	369.8	369.6
Income and other taxes payable	36.4	43.9
Current portion of rate stabilization accounts (note 8)	27.6	6.2
Current portion of long-term debt (note 10)	416.7	51.8
	1,098.5	1,025.4

Long-term debt (notes 2 and 10)	2,291.6	2,426.1
Other long-term liabilities and deferred credits (note 11)	140.7	99.8
Future income taxes (note 16)	68.7	67.5
	3,599.5	3,618.8
Shareholders' equity
Common shares (note 12)	883.4	868.7
Contributed surplus (note 13)	132.5	131.4
Retained earnings	418.9	355.5
Cumulative currency translation adjustment	(12.7)	(2.1)
	1,422.1	1,353.5
Less cost of common shares held by Terasen Pipelines (Trans Mountain) Inc.	51.0	51.0
	1,371.1	1,302.5
	$ 4,970.6	$ 4,921.3

Terasen Inc.

Consolidated Statements of Cash Flows

In millions of Canadian dollars (restated as per Note 2) Years ended December 31	2004	2003	2002
Cash flows provided by (used for)
Operating activities
Net earnings	$ 149.8	$ 132.7	$ 105.8
Adjustments for non-cash items
Depreciation and amortization	147.1	133.4	115.6
Share of earnings from Express System, net of (in excess of) cash distributions	(14.3)	2.1	-
Future income taxes	(0.5)	9.4	10.6
Other	7.6	5.0	5.3
	289.7	282.6	237.3
Decrease in rate stabilization accounts	31.0	50.7	66.9
Changes in non-cash working capital	14.7	(70.2)	7.2
	335.4	263.1	311.4
Investing activities
Property, plant and equipment	(154.4)	(222.9)	(395.7)
Acquisition of water and utility services businesses (note 4)	(57.9)	-	-
Acquisition of Express System (note 4)	-	(206.7)	-
Acquisition of Terasen Gas (Vancouver Island) Inc. (note 4)	-	-	(305.2)
Proceeds on sale of natural gas distribution assets (note 11)	64.6	-	23.8
Proceeds on sale of other property, plant and equipment	0.9	-	-
Other assets	(13.4)	(2.3)	(33.8)
	(160.2)	(431.9)	(710.9)
Financing activities
Increase (decrease) in short-term notes	(305.9)	113.9	135.0
Increase in long-term debt	339.1	461.4	84.5
Reduction of long-term debt	(118.2)	(340.8)	(231.4)
Issue of common shares, net of issue costs (note 12)	14.7	10.1	475.2
Dividends on common shares	(86.4)	(79.4)	(59.8)
Share options purchased (note 13)	-	-	(1.0)
	(156.7)	165.2	402.5

Net increase (decrease) in cash	18.5	(3.6)	3.0
Cash at beginning of year	1.5	5.1	2.1
Cash at end of year	$ 20.0	$ 1.5	$ 5.1
Supplemental cash flow information
Interest paid in the year	$ 172.7	$ 194.7	$ 190.8
Income taxes paid in the year	78.1	47.9	19.7
Cash is defined as cash or bank indebtedness.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

Terasen Inc. (“Terasen” or the “Company”) provides energy transportation and utility asset management services. Terasen operates in three primary business segments which are separately managed to assess operational performance.

(a)

Natural gas distribution operations involve the transmission and distribution of natural gas and propane for residential, commercial, institutional, and industrial customers in British Columbia. The operations are conducted through Terasen Gas Inc. (“Terasen Gas”), serving the Lower Mainland and interior of British Columbia, Terasen Gas (Vancouver Island) Inc. (“TGVI”), serving Vancouver Island and the Sunshine Coast, Terasen Gas (Whistler) Inc., and Terasen Gas (Squamish) Inc.

(b)

Petroleum transportation operations are carried out through Terasen Pipelines (Trans Mountain) Inc. (“Trans Mountain”), which owns and operates a common carrier pipeline system for crude and refined petroleum products transported from Edmonton, Alberta to Vancouver, British Columbia and Washington State, Terasen Pipelines (Corridor) Inc. (“Corridor”), a pipeline in northern Alberta transporting diluted bitumen, and the one-third owned entities Express Pipeline LP and Express US Holdings LP (“the Express System”). The Express System transports crude oil from Hardisty, Alberta, through the Rocky Mountain region of the United States and on to Wood River, Illinois.

(c)

Water and utility services operations includes providing water and wastewater treatment services, water distribution and wastewater collection, meter reading, meter fleet management and installation services as well as product sales related to the water, sewer and irrigation markets. These operations are provided through Terasen Waterworks (Supply) Inc., Terasen Utility Services Inc., Terasen Utility Services (U.S.) Inc. (collectively “Terasen Water and Utility Services”), the Company’s 50% interest in Fairbanks Sewer and Water Inc. (“FSW”) and the Company’s 30% interest in CustomerWorks LP (“CWLP”).

(d)

Other activities include international consulting activities, the Company’s 45% (2003 – 44%; 2002 – 44%) proportionate interest in Clean Energy Fuels Corp. (“Clean Energy”) and corporate financing costs and administration charges.

The Company operates in Canada and the United States, but at the present time the United States operations are not of sufficient size to be reportable as either operating or geographic segments.

On April 25, 2003, the Company changed its name from BC Gas Inc. to Terasen Inc.

1.

SIGNIFICANT ACCOUNTING POLICIES

The preparation of these consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements, as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

In the opinion of management, these consolidated financial statements have been properly prepared within reasonable limits of materiality and reflect the following summary of significant accounting policies.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(a)

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company, its subsidiaries, and its proportionate share of the accounts of jointly-controlled entities. Investments in entities which are not subsidiaries or joint ventures, but over which the Company exercises significant influence, are accounted for using the equity method.

Certain of the prior year comparative figures have been reclassified to conform with the current year’s presentation.

(b)

FOREIGN CURRENCY TRANSLATION

The Company translates its self-sustaining US dollar denominated water and utility service businesses’ and Clean Energy’s financial statements into Canadian dollars using the current rate method of foreign currency translation. Under this method, assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, revenue and expense items are translated at average rates of exchange for the period, and the exchange gains and losses arising on the translation of the financial statements are recorded in the cumulative currency translation adjustment account in Shareholders’ equity.

The Company’s US-based petroleum transportation operations are integrated and are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities denominated in foreign currencies are translated at exchange rates in effect at the balance sheet date, with the exception of certain long-term debt in the Express System, which is considered to be a hedge of U.S. dollar denominated revenues in the Express Sytem. Non-monetary assets and liabilities denominated in foreign currencies are translated at exchange rates in effect on the dates the assets were acquired or liabilities assumed. Revenues and expenses are translated at the average rates of exchange prevailing during the month the transactions occurred. Under this method, exchange gains and losses on translation are reflected in income when incurred.

(c)

REGULATION

The natural gas distribution companies are subject to the regulation of the British Columbia Utilities Commission (“the BCUC”). The Trans Mountain and Express System operations are governed by contractual arrangements with shippers and are regulated in Canada by the National Energy Board and, in the United States, tariff matters are regulated by the Federal Energy Regulatory Commission. Corridor’s operations are governed by contractual arrangements with shippers and are subject to regulation by the Alberta Energy and Utilities Board (“the AEUB”). FSW is regulated by the Regulatory Commission of Alaska.

These regulatory authorities exercise statutory authority over such matters as rates of return, construction and operation of facilities, accounting practices, rates and tolls, and contractual agreements with customers.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In order to recognize the economic effects of regulation, the timing of recognition of certain revenues and expenses in these operations may differ from that otherwise expected under generally accepted accounting principles for non-regulated businesses.

(d)

INVENTORIES

Inventories of gas in storage are valued at weighted-average cost. Supplies and other inventories are valued at the lower of cost and net realizable value.

(e)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost less accumulated depreciation and unamortized contributions in aid of construction. Cost includes all direct expenditures for system expansions, betterments and replacements, an allocation of overhead costs and an allowance for funds used during construction. When allowed by the regulators, regulated operations capitalize an allowance for equity funds used during construction at approved rates.

Depreciation of regulated assets is recorded on a straight-line basis over their useful lives. Depreciation rates for regulated assets are approved by the respective regulator, and for non-regulated assets requires the use of management estimates of the useful lives of assets. Depreciation of non-regulated equipment is recorded using the declining balance method.

The cost of regulated depreciable property retired, together with removal costs less salvage, is charged to accumulated depreciation, as is any gain or loss incurred on disposal.

(f)

IMPAIRMENT OF LONG-LIVED ASSETS

On January 1, 2004, the Company adopted the Canadian Institute of Chartered Accountants (“CICA”) standard for recognizing, measuring and disclosing impairment of long-lived assets held for use. A long-lived asset is tested for recoverability when events or changes in circumstances indicate that its carrying amount may not be recoverable. The new standard has had no impact on the Company’s financial results.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g)

ASSET RETIREMENT OBLIGATIONS

On January 1, 2004, the Company adopted the new CICA standard for the recognition, measurement and disclosure of liabilities for asset retirement obligations and the associated asset retirement costs. Under the new standard the fair value of a liability for an asset retirement obligation must be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value is added to the carrying amount of the associated long-lived asset, which is then expensed over the asset’s estimated useful life. The liability is accreted over the useful life of the asset through charges to expenses.

As the fair value of future removal and site restoration costs are not currently determinable, the adoption of the policy does not result in the recording of an asset retirement liability and therefore the financial statements have not been impacted by the new standard. In addition, for regulated operations there is a reasonable expectation that asset retirement costs would be recoverable through future rates or tolls.

(h)

RATE STABILIZATION ACCOUNTS

TGVI maintains a BCUC approved Revenue Deficiency Deferral Account (“RDDA”) to accumulate unrecovered costs of providing service to customers or to drawdown such costs where earnings exceed an allowed return as set by the BCUC. The RDDA has accumulated the allowed earnings in excess of achieved earnings prior to 2003 and is to be recovered through future rates. During the years ended December 31, 2004 and 2003, the RDDA has decreased as achieved earnings have exceeded the allowed return.

Terasen Gas is authorized by the BCUC to maintain rate stabilization accounts to mitigate the effect on its earnings of unpredictable and uncontrollable factors, namely volume volatility caused principally by weather and natural gas cost volatility. The Revenue Stabilization Adjustment Mechanism (“RSAM”) accumulates the margin impact of variations in the actual versus forecast volume use for residential and commercial customers.

In 2004, the Gas Cost Reconciliation Account (“GCRA”), which accumulates differences between actual natural gas costs and forecast natural gas costs as recovered in base rates, was replaced by the Commodity Cost Reconciliation Account (“CCRA”) and the Midstream Cost Reconciliation Account (“MCRA”). The two new accounts were approved by the BCUC to segregate costs that are allocable to all sales customers (MCRA) and all residential customers and certain commercial and industrial customers for whom Terasen Gas acquires gas supply (CCRA).

All rate stabilization account balances for both TGVI and Terasen Gas are amortized and recovered through rates as approved by the BCUC.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)

DEFERRED CHARGES

The Company defers certain costs which the regulatory authorities or contractual arrangements require or permit to be recovered through future rates or tolls. Deferred charges are amortized over various periods as approved by the regulator and depending on the nature of the costs.

Deferred charges include long-term debt issue costs which are amortized over the term of the related debt.

Deferred charges not subject to regulation relate to projects which may benefit future periods and will be capitalized on completion, expensed on project abandonment, or are being amortized on a straight-line basis over their useful lives.

(j)

GOODWILL

Goodwill represents the excess of an investment over the fair value of the net assets acquired. Goodwill is not amortized and is tested annually for impairment by comparing the book value with the fair value of the goodwill of the reporting unit to which the goodwill is attributable. Any deficiency in the book value compared to the fair value will be recognized as an impairment loss.

(k)

REVENUE RECOGNITION

The Company recognizes revenues when products have been delivered or services have been performed.

The natural gas distribution utilities record revenues from natural gas sales on the basis of regular meter readings and estimates of customer usage since the last meter reading date to the end of the year and adjusted for the Revenue Stabilization Adjustment Mechanism and other BCUC approved orders.

For the petroleum transportation operations, revenues are recorded when products are delivered and adjusted according to terms prescribed by toll settlements with the shippers and approved by the respective regulator.

For the water and utility services operations revenues are recorded when services have been performed or products have been delivered.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l)

DERIVATIVE FINANCIAL INSTRUMENTS

The Company utilizes derivatives and other financial instruments to manage its exposure to changes in foreign currency exchange, interest rates and energy commodity prices.

A derivative must be designated and effective to be accounted for as a hedge. The Company designates each derivative instrument as a hedge of specific assets or liabilities on the balance sheet, specific firm commitments or anticipated transactions. The Company also assesses, both at inception and on an ongoing basis, whether the derivative instruments that are used in each hedging transaction are highly effective in offsetting changes in fair values or cash flows of the hedged items.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions.

As approved by the regulator, derivatives are used to manage natural gas commodity price risk in the natural gas distribution operations. The majority of natural gas supply contracts have floating, rather than fixed prices. The Company uses natural gas price swap contracts to fix the effective purchase price. Any differences between the effective cost of natural gas purchased and the price of natural gas included in rates are recorded in deferral accounts (CCRA and MCRA), and subject to regulatory approval, are passed through in future rates to customers.

The Company’s short-term borrowings and variable rate long-term debt are exposed to interest rate risk. The Company manages interest rate risk through the use of interest rate derivatives with payments and receipts under interest rate swap contracts being recognized as adjustments to financing costs.

Foreign currency risk in natural gas distribution operations relates mainly to purchases and sales of natural gas denominated in U.S. dollars, and is thereby managed through regulatory deferral accounts. Certain foreign currency risks in the natural gas distribution operations are managed on behalf of customers through the use of foreign currency derivatives.

The Company’s earnings from the U.S. portion of Trans Mountain’s crude oil pipeline system and the Company’s investment in the Express System are subject to foreign currency risk. The Company’s earnings are also subject to translation risk associated with certain Express System assets and liabilities. The Company manages some of these foreign currency exposures through the use of foreign currency derivatives.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Unless otherwise approved by regulation, if a derivative instrument is terminated or ceases to be effective prior to maturity, the gain or loss at that date is deferred and recognized in income concurrently with the hedged item. Any subsequent changes in the value of the derivative instrument are reflected in income.

Non-hedge derivatives are marked to market at the balance sheet date with fluctuations in value charged to earnings.

(m)

POST-EMPLOYMENT BENEFIT PLANS

The Company sponsors a number of employee benefits plans. These plans include both defined benefit and defined contribution pension plans, and various other post-retirement benefit plans.

The cost of pensions and other post-retirement benefits earned by employees is actuarially determined as the employee provides service, except when the regulator requires costs to be expensed as paid. The Company uses the projected benefit method based on years of service and management’s best estimates of expected returns on plan assets, salary escalation, retirement age of employees, mortality and expected future health-care costs. The discount rate used to value liabilities is based on AA Corporate bond yields. The Company accrues the cost of defined benefit pensions and post-employment benefits as the employee provides services, except when the regulator requires costs to be expensed as paid.

The expected return on plan assets is based on management’s estimate of the long-term expected rate of return on plan assets and a market-related value of plan assets. The market-related value of assets as of December 31, 2004 is calculated as the average of the market value of invested assets at December 31, 2004 and two actuarially determined extrapolated market values of invested assets at December 31, 2004. The two extrapolated market values are calculated by using the market value of invested assets at December 31, 2002 rolled forward to December 31, 2004 using 2003 and 2004 net contributions and assumed investment returns, and the market value of invested assets at December 31, 2003 rolled forward to December 31, 2004 using 2004 net contributions and assumed investment returns. These three amounts are then averaged to determine the market-related value of plan assets used in calculating net benefit expense.

Adjustments, in excess of 10% of the greater of the accrued benefit obligation and plan asset fair value, that result from plan amendments, changes in assumptions and experience gains and losses are amortized over the expected average remaining service life of the employee group covered by the plan. Experience will often deviate from the actuarial assumptions resulting in actuarial gains and losses.

Defined contribution plan costs are expensed by the Company as contributions are payable.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)

INCOME TAXES

The Company’s regulated gas and petroleum operations account for and recover income tax expense in rates as prescribed by their respective regulators. This includes accounting for income taxes by the taxes payable method and accounting for certain deferral and rate stabilization accounts on a net of realized tax basis. Therefore, future income taxes related to temporary differences are not recorded.  The taxes payable method is followed as there is a reasonable expectation that all future income taxes will be recovered in rates when they become payable.

The Company’s non-regulated operations and FSW follow the asset and liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on temporary differences between the tax bases of assets and liabilities and their carrying values for accounting purposes. Future income tax assets and liabilities are measured at the tax rate that is expected to apply when the temporary differences reverse.

(o)

STOCK-BASED COMPENSATION

The Company has a Share Option Plan whereby officers, directors and certain key employees may be granted options to purchase common shares. The Company uses the fair value based method for valuing stock options granted on or after January 1, 2003. Under the fair value based method, compensation cost is measured at the fair value at the date of grant and is expensed over the award’s vesting period.

Prior to January 1, 2003, the Company used the settlement method of accounting for stock options, whereby any consideration paid by employees on the exercise of stock options was credited to common shares and no compensation expense was recognized. As required, pro forma earnings and earnings per share disclosures were made for the impact of the fair value based method of accounting for stock options granted prior to January 1, 2003.

The Company has issued Deferred Share Units (“DSU’s”) to senior management and Board members under long-term compensation programs and also as an optional form of compensation to Board members. The DSU’s are marked-to-market at the end of each quarter and gains or losses are recognized in earnings. The DSU’s notionally earn dividends that are reinvested as additional DSU’s when dividends are paid, and are paid out in cash only on retirement or termination of the individual receiving them.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

2.

CHANGE IN ACCOUNTING POLICY

In accordance with recent changes to the CICA Handbook Section 3860 “Financial Instruments – Disclosures and Presentation”, the Company’s $125.0 million 8% Capital Securities have been reclassified from shareholders’ equity to liabilities because the Capital Securities can be settled by issuing equity at a variable price dependent upon the market value of the Company’s common shares at the settlement date. As a result of the change, distributions associated with the Capital Securities are now recorded as financing costs and the related income-tax benefits are recorded within income tax expense. Previously, the distributions were recorded on an after-tax basis as a deduction from net earnings to determine earnings applicable to common shares. There is no impact to earnings applicable to common shares or earnings per share. The changes have been applied retroactively and have increased long-term debt and decreased shareholders’ equity, both by $125.0 million, compared to the amounts previously reported as at December 31, 2004 and 2003. The restatement has also increased financing costs by $10.0 million for each of the years ended December 31, 2004, 2003 and 2002, decreased income tax expense by $3.4 million for the year ended December 31, 2004 (2003 and 2002 - $3.3 million) and capital securities distributions by $6.6 million for the year ended December 31, 2004 (2003 and 2002 - $6.7 million), all compared to the amounts previously reported.

3.

SEGMENT DISCLOSURES

2004
	Natural gas distribution	Petroleum transportation	Water and utility services	Other activities	Total
Revenues	$ 1,494.1	$ 225.5	$ 201.6	$ 35.8	$ 1,957.0
Cost of natural gas	885.4	-	-	-	885.4
Cost of revenues from water and utility services and other activities	-	-	152.4	21.9	174.3
Operation and maintenance	190.5	66.0	28.3	18.1	302.9
Depreciation and amortization	98.7	35.9	9.3	3.2	147.1
Property and other taxes	47.1	22.5	0.2	0.3	70.1
	1,221.7	124.4	190.2	43.5	1,579.8
Operating income	272.4	101.1	11.4	(7.7)	377.2
Financing costs	126.2	22.5	1.0	26.9	176.6
Share of (earnings) of Express System	-	(15.0)	-	-	(15.0)
Income taxes (recovery) on earnings	50.3	22.7	3.8	(11.0)	65.8
Net earnings (loss)	95.9	70.9	6.6	(23.6)	149.8
Earnings (loss) per common share	0.92	0.68	0.06	(0.23)	1.43
Total assets	3,375.0	1,350.4	186.7	58.5	4,970.6
Goodwill	76.5	-	40.8	10.7	128.0
Capital expenditures	112.3	31.0	7.8	3.3	154.4

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

3.

SEGMENTED DISCLOSURES (CONTINUED)

2003
	Natural gas distribution	Petroleum transportation	Water and utility services	Other activities	Total
Revenues	$ 1,497.9	$ 200.0	$ 152.5	$ 26.2	$ 1,876.6
Cost of natural gas	889.7	-	-	-	889.7
Cost of revenues from water and utility services and other activities	-	-	115.4	17.0	132.4
Operation and maintenance	189.4	57.0	21.4	17.0	284.8
Depreciation and amortization	92.5	30.0	8.0	2.9	133.4
Property and other taxes	48.6	21.0	0.1	0.2	69.9
	1,220.2	108.0	144.9	37.1	1,510.2
Operating income	277.7	92.0	7.6	(10.9)	366.4
Financing costs	135.5	23.2	0.9	26.4	186.0
Share of (earnings) of Express System	-	(8.0)	-	-	(8.0)
Income taxes (recovery) on earnings	46.8	20.6	2.6	(14.3)	55.7
Net earnings (loss)	95.4	56.2	4.1	(23.0)	132.7
Earnings (loss) per common share	0.92	0.54	0.04	(0.22)	1.28
Total assets	3,422.6	1,337.6	115.7	45.4	4,921.3
Goodwill	76.5	-	12.0	13.4	101.9
Capital expenditures	135.1	77.2	10.1	0.5	222.9

2002
	Natural gas distribution	Petroleum transportation	Water and utility services	Other activities	Total
Revenues	$ 1,402.7	$ 136.0	$ 123.1	$ 45.4	$ 1,707.2
Cost of natural gas	807.2	-	-	-	807.2
Cost of revenues from water and utility services and other activities	-	-	94.8	25.4	120.2
Operation and maintenance	179.3	43.8	22.7	15.8	261.6
Depreciation and amortization	92.6	17.1	4.1	1.8	115.6
Property and other taxes	46.9	18.7	0.2	0.3	66.1
	1,126.0	79.6	121.8	43.3	1,370.7
Operating income	276.7	56.4	1.3	2.1	336.5
Financing costs	136.8	9.5	-	24.5	170.8
Income taxes (recovery) on earnings	47.5	17.6	0.4	(5.6)	59.9
Net earnings (loss)	92.4	29.3	0.9	(16.8)	105.8
Earnings (loss) per common share	1.07	0.34	0.01	(0.20)	1.22
Total assets	3,282.5	1,078.6	97.2	64.1	4,522.4
Goodwill	76.5	-	9.1	15.4	101.0
Capital expenditures	130.2	246.3	13.4	5.8	395.7

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

4.

ACQUISITIONS AND RELATED FINANCINGS

Water And Utility Services Acquisitions

On July 31, 2004, the Company acquired a 50 per cent interest in FSW. FSW provides water and wastewater treatment and water distribution and wastewater collection services to Fairbanks, Alaska. The Company paid $40.8 million for its 50 per cent interest after working capital adjustments. The Company has accounted for the acquisition of FSW using the purchase method and has proportionately consolidated its 50% of operations since the date of acquisition.

The Company and the other owners of FSW each have the option to have Terasen acquire the remaining 50 per cent interest in FSW at fair market value in 2009.

During 2004, the Company also acquired 100% of two businesses and increased its investment in two other businesses that provide meter reading, meter fleet management and installation services in Canada and the United States. The Company paid $17.1 million for the interest in these businesses after working capital adjustments. The earnings of these acquired businesses have been included in the statement of earnings from the date of acquisition.

The following table provides the allocation of the purchase price over the assets and liabilities acquired:

	FSW	Other	Total

Working capital	$ 2.2	$ 7.1	$ 9.3
Property, plant and equipment	27.0	1.6	28.6
Goodwill	24.0	8.0	32.0
Other assets	0.5	0.4	0.9
Future income taxes	(2.0)	-	(2.0)
Long-term debt assumed	(10.9)	-	(10.9)

Total cash paid	$ 40.8	$ 17.1	$ 57.9

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

4.

ACQUISITIONS AND RELATED FINANCINGS (CONTINUED)

Express System

On January 9, 2003 a consortium including the Company, Borealis Infrastructure Management Inc. and the Ontario Teachers’ Pension Plan Board acquired the Express Group of companies, which includes Express Pipeline LP. and Express Holdings (U.S.A.) LP. from EnCana Corporation. Each of the three consortium members owns an equal interest in the Express System. The total purchase price was $1,203.5 million, including assumed debt of $578.8 million. The Company’s share of the purchase price was $206.7 million.

The December 2002 issue of common shares, which yielded gross proceeds of $301.4 million, was completed in part to finance the purchase of the Company’s share of the Express System.

The Company exercises significant influence over the Express System and, accordingly, accounts for its one-third investment in the Express System using the equity method. Under the equity method the investment has been initially recorded at cost, and is subsequently adjusted to recognize the Company’s share of earnings of the Express System and is reduced by distributions.

Terasen Gas (Vancouver Island) Inc.

The Company acquired all of the outstanding shares and inter-corporate debt of Terasen Gas (Vancouver Island) Inc. and Terasen Gas (Whistler) Inc., formerly Centra Gas British Columbia Inc. and Centra Gas Whistler Inc. (collectively “TGVI”) effective January 1, 2002. The results of TGVI's operations have been included in the consolidated financial statements since that date.

The aggregate purchase price was $333.4 million, including $305.2 million paid in cash and a $52.0 million deferred payment with a present value of $28.2 million at the acquisition date. The deferred payment is payable on December 31, 2011 or sooner if TGVI realizes revenues from transportation contracts to serve power generating plants which may be constructed in TGVI’s service area. If any part of the deferred payment is paid prior to December 31, 2011, the difference between the payment and the carrying value of the debt will be treated as contingent consideration and added to the cost of the purchase at that time.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

4.

ACQUISITIONS AND RELATED FINANCINGS (CONTINUED)

The following table summarizes the fair value assigned to the assets acquired and liabilities assumed at January 1, 2002.

Current assets	$ 34.3
Property, plant and equipment	432.9
Rate stabilization account	61.0
Goodwill	75.9
Deferred charges	8.4
Future income taxes	3.0
Total assets acquired	615.5

Current liabilities	(44.2)
Long-term debt	(224.1)
Other long-term liabilities	(13.8)
Total liabilities assumed	(282.1)

Net assets acquired	$ 333.4

The acquisition was financed by the issuance of 10,416,000 common shares with gross proceeds of $188.3 million and by debt of $145.1 million. The common shares were issued pursuant to an agreement whereby, on November 20, 2001, the Company issued 10,416,000 subscription receipts at a price of $18.08 per subscription receipt. Proceeds from the sale were held in escrow by a trustee until the closing of the acquisition, when each subscription receipt was converted into one common share of the Company.

5.

RESTRUCTURING

During the year ended December 31, 2003, the Company’s natural gas distribution operations undertook a management and administrative restructuring and integration. The initiative was undertaken to generate efficiencies and harmonize processes and systems between Terasen Gas and TGVI. As a result of the restructuring, natural gas distribution operations recorded a charge of $3.4 million in 2003 and $0.7 million in 2004, net of previously recorded accruals, tax and the deferral of an amount for future recovery from customers through rates. The pre-tax charges have been included in operations and maintenance expense.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

6.

INVESTMENTS IN JOINTLY-CONTROLLED ENTITIES

The Company has a 50% interest in FSW, a 45% interest in Clean Energy and a 30% interest in CWLP for which it uses the proportionate consolidation method of accounting. The Company’s proportionate share of assets and liabilities related to these entities is summarized as follows:

	2004	2003

Current assets	$ 27.1	$ 20.4
Long-term assets (including property, plant and equipment and goodwill)	121.0	80.6
Current liabilities	41.3	29.8
Long-term liabilities	20.4	8.7

The Company’s proportionate share of revenues, expenses, and cash flows related to these entities is summarized as follows:

	2004	2003	2002
Revenues	$ 77.7	$ 60.7	$ 37.1
Expenses (including financing costs and income tax)	71.8	58.7	34.3
Net income	5.9	2.0	2.8
Cash flows from operating activities	7.8	26.7	16.1
Cash flows from investing activities	(7.5)	(7.6)	(12.3)
Cash flows from financing activities	0.2	(1.8)	-

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

7.

PROPERTY, PLANT AND EQUIPMENT

2004
	Weighted average depreciation rate	Cost	Accumulated depreciation	Net book Value
Natural gas distribution systems	2.40%	$ 3,009.6	$ 542.5	$ 2,467.1
Petroleum pipeline systems	2.51%	1,295.0	295.9	999.1
Water and utility plant and distribution systems	3.71%	34.0	1.8	32.2
Plant, buildings and equipment	8.98%	404.4	160.3	244.1
Land and land rights	0.25%	152.6	2.6	150.0
		$ 4,895.6	$ 1,003.1	$ 3,892.5

2003
	Weighted average depreciation rate	Cost	Accumulated depreciation	Net book Value
Natural gas distribution systems	2.36%	$ 2,979.2	$ 486.7	$ 2,492.5
Petroleum pipeline systems	2.54%	1,260.0	265.6	994.4
Water and utility plant and distribution systems	6.01%	5.2	1.0	4.2
Plant, buildings and equipment	8.47%	404.6	153.2	251.4
Land and land rights	0.23%	141.8	1.9	139.9
		$ 4,790.8	$ 908.4	$ 3,882.4

8.

RATE STABILIZATION ACCOUNTS

	2004	2003
Current Assets
RDDA	$ 12.9	$ 12.8
RSAM	11.1	8.8
CCRA	2.7	-
Gas Cost Variance Account (TGVI)	0.4	-
	27.1	21.6
Long-Term Assets
RDDA	32.7	43.5
RSAM	27.9	32.2
	60.6	75.7
Current Liabilities
MCRA	(27.6)	-
GCRA	-	(2.5)
Gas Cost Variance Account (TGVI)	-	(3.7)
	(27.6)	(6.2)
Net rate stabilization accounts	$ 60.1	$ 91.1

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

8. RATE STABILIZATION ACCOUNTS (CONTINUED)

The current portion of the rate stabilization accounts represents the amounts expected to be recovered in rates over the next twelve months. Actual recoveries will vary depending on actual natural gas consumption and recovery amounts approved by the BCUC.

The RSAM account is anticipated to be recovered in rates over three years. Recovery of the RSAM balance is dependent upon annually approved rates and actual gas consumption volumes. The MCRA and CCRA accounts, which succeeded the GCRA account in 2004, are anticipated to be fully recovered or paid within the next fiscal year.

9.

OTHER ASSETS

	2004	2003
Deferred charges
Regulated	$ 46.2	$ 47.9
Non-regulated	13.7	13.8
Investments	1.3	2.6
Long-term receivables	13.3	9.2
	$ 74.5	$ 73.5

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

10.

LONG-TERM DEBT

	2004	2003

Terasen Inc.
(a) Medium Term Note Debentures:
6.30% Series 1, due December 1, 2008 4.85% Series 2, due May 8, 2006 5.56% Series 3, due September 15, 2014	$ 200.0 100.0 125.0	$ 200.0 100.0 -
	425.0	300.0

(b) 8.00% Capital Securities due April 19, 2040	125.0	125.0

Terasen Gas Inc.
(c) Purchase Money Mortgages:
11.80% Series A, due September 30, 2015	74.9	74.9
10.30% Series B, due September 30, 2016	200.0	200.0

(d) Debentures and Medium Term Note Debentures:
9.75% Series D, due December 17, 2006 10.75% Series E, due June 8, 2009	20.0 59.9	20.0 59.9
6.20% Series 9, due June 2, 2008 6.95% Series 11, due September 21, 2029 6.50% Series 12, due July 20, 2005 6.50% Series 13, due October 16, 2007 6.15% Series 16, due July 31, 2006	188.0 150.0 200.0 100.0 100.0	188.0 150.0 200.0 100.0 100.0
Floating Rate Series 17, interest rate of 2.93% (2003 – 3.02%) due September 26, 2005 6.50% Series 18, due May 1, 2034	150.0 150.0	150.0 -
Various series, weighted average interest rate of 9.63% (2003 – 9.63%) due in 2005	45.0	45.0
Obligations under capital leases, at 6.23% (2003 – 6.20%)	10.8	11.7
	1,448.6	1,299.5
Terasen Gas (Vancouver Island) Inc.
(e) Syndicated credit facility at short-term floating rates, weighted average interest rate of 3.35% (2003 – 3.51%) with annual repayments of $5.4 million in 2005 and maturities of $176.5 million in 2006 and $33.0 million in 2009	214.9	220.4

Terasen Pipelines (Trans Mountain) Inc.
(f) Debentures:
10.75% Series B, due November 22, 2004 11.50% Series C, due June 20, 2010	- 35.0	30.0 35.0
	35.0	65.0
Terasen Pipelines (Corridor) Inc.
(g) Commercial Paper at short-term floating rates, weighted average interest rate of 2.51% (2003 – 2.69%)	446.0	464.0

Other long-term debt	13.8	4.0

Total long-term debt	2,708.3	2,477.9

Less: current portion of long-term debt	416.7	51.8

	$ 2,291.6	$ 2,426.1

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

10.

LONG-TERM DEBT (CONTINUED)

(a)

TERASEN INC. MEDIUM TERM NOTE DEBENTURES:

The Company’s Medium Term Note Debentures are unsecured obligations but are subject to the restrictions of the Trust Indenture dated November 21, 2001.

(b)

TERASEN INC. CAPITAL SECURITIES

On April 19, 2000, the Company issued $125.0 million of 8.0% Capital Securities with a term to maturity of 40 years for gross proceeds of $123.7 million. The Company may elect to defer payments on these securities and settle such deferred payments in either cash or common shares, and has the option to settle principal at maturity through the issuance of common shares. The securities are exchangeable at the option of the holder on or after April 19, 2010 for common shares of the Company at 90% of the market price, subject to the right of the Company to redeem the securities for cash. Distributions on these securities, net of related income taxes, are deducted from net earnings for the purposes of calculating earnings applicable to common shares.

(c)

TERASEN GAS INC. PURCHASE MONEY MORTGAGES:

The Series A and Series B Purchase Money Mortgages are secured equally and rateably by a first fixed and specific mortgage and charge on Terasen Gas’ Coastal Division assets, and are subject to the restrictions of the Trust Indenture dated December 3, 1990. The aggregate principal amount of Purchase Money Mortgages that may be issued under the Trust Indenture is limited to $425 million.

(d)

TERASEN GAS INC. DEBENTURES AND MEDIUM TERM NOTE DEBENTURES:

Terasen Gas’ debentures are unsecured obligations but are subject to the restrictions of the Trust Indenture dated November 1, 1977, as amended and supplemented.

(e)

TERASEN GAS (VANCOUVER ISLAND) INC. BANK SYNDICATE:

The credit facility from the syndicate of banks is secured by a first floating charge over all of the assets of TGVI, assignment of certain material contracts, and assignment of royalty revenue and interruptible incentive payments.

(f)

TERASEN PIPELINES (TRANS MOUNTAIN) INC. DEBENTURES:

The Trans Mountain debentures are unsecured obligations but are subject to the restrictions of the Trust Indenture dated February 18, 1987, as amended and supplemented.

(g)

TERASEN PIPELINES (CORRIDOR) INC. COMMERCIAL PAPER:

The commercial paper program to finance the Corridor pipeline is supported by a syndicated bank credit facility that is committed until November 21, 2006.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

10.

LONG-TERM DEBT (CONTINUED)

The Company’s Series 1 and Series 3 Medium Term Note Debentures, Terasen Gas’ Series B Purchase Money Mortgages, Series E Debentures, and Series 11, Series 13, Series 16 and Series 18 Medium Term Note Debentures, and Trans Mountain’s Series C Debentures are redeemable in whole or in part at the option of the Company at a price equal to the greater of the Canada Yield Price, as defined in the applicable Trust Indenture, and the principal amount of the debt to be redeemed, plus accrued and unpaid interest to the date specified for redemption. The Canada Yield Price is calculated as an amount that provides a yield slightly above the yield on an equivalent maturity Government of Canada bond.

Required principal repayments over the next five years are as follows:

2005 2006 2007 2008 2009	$ 416.7 834.4 102.5 390.5 95.5

Required principal repayments in 2006 include $446.0 in repayments with respect to Corridor which has been refinanced subsequent to year end as described in Note 20.

11.

OTHER LONG-TERM LIABILITIES AND DEFERRED CREDITS

	2004	2003
Pension and other post-employment benefit liabilities	$ 30.8	$ 20.5
Deferred gains for sale of natural gas distribution assets	60.3	30.2
Deferred payment	33.9	31.9
Other deferred credits/liabilities	15.7	17.2
	$ 140.7	$ 99.8

The deferred gains on sale of natural gas distribution assets occurred upon the sale and leaseback of pipeline assets to certain municipalities in 2001, 2002 and 2004. The pre-tax gains of $66.5 million on combined cash proceeds of $135.9 million are being amortized over the 17-year terms of the operating leases that commenced at the time of the sale transactions. These operating lease commitments are included in the table in Note 18.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

11.

OTHER LONG-TERM LIABILITIES AND DEFERRED CREDITS (CONTINUED)

The deferred payment resulted from the Company’s acquisition of TGVI effective January 1, 2002. The deferred payment has a face value of $52.0 million but was discounted at January 1, 2002 to a present value of $28.2 million. The payment is due on December 31, 2011 or sooner if TGVI realizes revenues from transportation revenue contracts to serve power-generating plants which may be constructed in TGVI’s service area. If any part of the deferred payment is paid prior to December 31, 2011, the difference between the payment and the carrying value of the debt will be treated as contingent consideration for the acquisition of TGVI and will be added to the cost of the purchase at that time.

Other deferred credits/liabilities includes amounts resulting from the Company’s acquisition of TGVI effective January 1, 2002.

12.

SHARE CAPITAL

Authorized Share Capital

The Company is authorized to issue 750,000,000 common shares, 100,000,000 first preference shares and 100,000,000 second preference shares, all without par value.

Stock Split

On June 14, 2004 the Company carried out a two-for-one stock split effected by paying a stock dividend of one additional common share for each common share held as of June 7, 2004.

All equity-based benefit plans have been amended to reflect the additional shares or options resulting from the stock split. All share and per share data has been amended for comparative and current periods to reflect the stock split.

Common Shares

Changes in the issued and outstanding common shares are as follows:

	2004		2003		2002
	Number	Amount	Number	Amount	Number	Amount

Outstanding, beginning of year	113,338,942	$ 868.7	112,548,010	$ 858.6	85,872,118	$ 364.3

Issued under:
Public and private placements	-	-	-	-	15,863,200	301.4
Conversion of subscription receipts	-	-	-	-	10,416,000	188.3
Share option plan	1,009,761	14.5	781,802	9.9	392,754	4.5
Employee share purchase plan	6,962	0.2	9,130	0.2	3,938	0.1
	114,355,665	$ 883.4	113,338,942	$ 868.7	112,548,010	$ 858.6

Less common shares held by Trans Mountain	9,184,188		9,184,188		9,184,188
Outstanding, end of year	105,171,477		104,154,754		103,363,822

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

12.

SHARE CAPITAL (CONTINUED)

In March 2002, the Company issued 10,416,000 common shares for gross proceeds of $188.3 million through the conversion of subscription receipts, and in December 2002, the Company issued 15,863,200 common shares in concurrent public and private placements for gross proceeds of $301.4 million. Costs associated with the issuance of these shares of $13.8 million, net of current and future income taxes, have been recorded against retained earnings.

As at December 31, 2004, Trans Mountain owned 8.0% (2003 – 8.1%) of the common shares of Terasen Inc. The cost of these shares is shown as a deduction from shareholders' equity.

Reserved for Issue

At December 31, 2004 the number of common shares reserved for issue to meet rights outstanding is as follows:

Under share option plan	5,166,617
Under dividend reinvestment and share purchase plan	4,125,152
Under payroll deduction employee share purchase plan	808,994
10,100,763

Earnings Per Share

Earnings per share are based on the weighted average number of common shares outstanding during the year. Diluted earnings per share are based on the weighted average number of common shares and dilutive stock options outstanding at the beginning of or granted during the year. The Company's performance based share options are considered to be contingently issuable shares and have been included in the treasury stock method calculation only if all performance criteria of the options have been satisfied. The possible exchange of the $125.0 million Capital Securities into common shares has not been included in the treasury stock method calculation since similar obligations in the past have been paid wholly in cash.

	2004		2003		2002
	Weighted average shares	Earnings	Weighted average shares	Earnings	Weighted average shares	Earnings
Earnings applicable to common shares		$ 149.8		$ 132.7		$ 105.8
Weighted average common shares	104.7		103.8		86.4

Add: weighted-average number of shares that would be issued under treasury stock method	1.0		1.0		0.8
	105.7	$ 149.8	104.8	$ 132.7	87.2	$ 105.8
Earnings per share		$ 1.43		$ 1.28		$ 1.22
Diluted earnings per share		$ 1.42		$ 1.27		$ 1.21

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

12.

SHARE CAPITAL (CONTINUED)

Shareholder Rights Plan

The Company established a Shareholder Rights Plan in 2003 that is designed to encourage the fair treatment of shareholders in connection with any takeover offer for the Company. Rights issued under the plan become exercisable when a person or party acquires or announces the intention to acquire 20% or more of the Company’s outstanding common shares without complying with certain provisions set out in the plan or without approval of the Board of Directors of the Company. Each common share outstanding is entitled to one right, which entitles the rights holder, other than the acquiring person or party, the right to purchase common shares of the Company at 50% of the then market price.

13.

SHARE OPTION PLAN AND STOCK-BASED COMPENSATION

Share Option Plan

The Company has a Share Option Plan whereby officers and certain key employees may be granted options to purchase a maximum of 12,600,000 unissued common shares with terms up to ten years. There are two categories of options which have been issued under the Share Option Plan, Regular Share Options and Performance Based Share Options. The option exercise price is the closing sale price of the common shares on the Toronto Stock Exchange on the trading day prior to the date the option is granted.

In 2002, the Company exercised its right under the Plan to require participants to determine whether or not to exercise the option for unissued common shares, thereby removing the cash settlement of vested options. Prior to the removal of the cash settlement option, share options to purchase 194,642 common shares were purchased in 2002 for $1.0 million, net of income tax benefits, which was charged to retained earnings.

Regular Share Options

Since 2000, the Company has granted options with eight-year terms which are exercisable on a cumulative basis and vest at one-third per year on the anniversary of the option grant date. Prior to 2000, the Company granted options with ten-year terms which are exercisable on a cumulative basis at 20% per year.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

13.

SHARE OPTION PLAN AND STOCK-BASED COMPENSATION (CONTINUED)

Regular Share Options Outstanding

	2004		2003		2002
	Shares under option	Weighted- average exercise price	Shares under option	Weighted- average exercise price	Shares under option	Weighted- average exercise price
Outstanding, beginning of year	1,118,822	$ 14.31	1,518,792	$ 13.68	1,373,014	$ 11.58
Options granted during the year	24,800	23.93	127,144	14.28	533,660	16.91
Options exercised	(537,716)	13.39	(497,716)	12.21	(219,238)	10.88
Options forfeited and expired	(40,038)	17.46	(29,398)	16.98	(9,102)	14.18
Options purchased	-	-	-	-	(159,542)	10.13
Outstanding, end of year	565,868	$ 15.40	1,118,822	$ 14.31	1,518,792	$ 13.68
Options exercisable, end of year	348,857	$ 13.25	710,354	$ 12.28	826,062	$ 11.31

	Options outstanding			Options exercisable
Exercise price range	Shares under option	Weighted- average exercise price	Weighted- average remaining contractual life	Number exercisable at year-end	Weighted- average exercise price
$6.94 - $13.33	180,780	$ 11.07	2.1	180,780	$ 11.07
$14.13 - $15.50	130,648	14.71	3.6	130,648	14.71
$17.56 - $24.00	254,440	18.82	5.6	37,429	18.68
	565,868	$ 15.40	4.0	348,857	$ 13.25

During 2004 the Company identified a number of regular share options that had been granted in 1994 and 1995 that had not been reflected in the outstanding balances upon the conversion of share option records to the external transfer agent in 1997. These 151,316 share options with a weighted average exercise price of $7.05 have been included in the continuity table above as an adjustment to the January 1, 2002 balance previously reported.

Performance Based Share Options

The Company has granted performance based share options with eight-year terms. The options vest at one-third per year on the anniversary of the option grant dates, subject to the market price of the Company’s common shares reaching 125% of the option’s exercise price for at least 10 out of 15 consecutive trading days within four years of the option grant date. If the market price requirement is not attained within four years of grant date, the participant is still eligible to exercise two-thirds of the granted options if the common share price reaches 125% of the option’s exercise price for at least 10 out of 15 consecutive trading days during the subsequent four years.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

13.

SHARE OPTION PLAN AND STOCK-BASED COMPENSATION (CONTINUED)

Performance Based Share Options Outstanding

	2004		2003		2002
	Shares under option	Weighted- average exercise price	Shares under option	Weighted- average exercise price	Shares under option	Weighted- average exercise price
Outstanding, beginning of year	2,304,398	$ 17.08	1,892,184	$ 15.53	1,354,550	$ 13.83
Options granted during the year	716,600	23.88	744,200	19.82	772,800	17.61
Options exercised	(472,045)	15.53	(284,086)	13.57	(173,516)	12.28
Options purchased	-	-	-	-	(26,550)	13.00
Options forfeited and expired	(209,334)	19.68	(47,900)	19.26	(35,100)	13.55
Outstanding, end of year	2,339,619	$ 19.24	2,304,398	$ 17.08	1,892,184	$ 15.53
Options exercisable, end of year	1,020,508	$ 16.27	909,598	$ 12.79	649,818	$ 13.66

	Options outstanding			Options exercisable
Exercise price range	Shares under option	Weighted- average exercise price	Weighted- average remaining contractual life	Number exercisable at year-end	Weighted- average exercise price
$11.25 - $13.63	264,950	$ 12.77	2.8	264,950	$ 12.77
$15.50 - $17.56	795,134	16.97	4.8	567,534	16.75
$19.60 - $23.88	1,279,535	21.99	6.6	188,024	19.73
	2,339,619	$ 19.24	5.6	1,020,508	$ 16.27

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

13.

SHARE OPTION PLAN AND STOCK-BASED COMPENSATION (CONTINUED)

Stock-Based Compensation

In 2004, 741,400 stock options were granted (2003 – 871,344; 2002 – 1,306,460) at an average exercise price of $23.88 (2003 - $19.01; 2002 - $17.32) under the Company’s Share Option Plan. The Company has applied the fair value based method of accounting for stock options granted after January 1, 2003. Reported earnings for 2004 include a compensation charge of $1.2 million (2003 - $0.6 million; 2002 - nil) representing the fair value of options granted in 2003 and 2004 amortized over their respective vesting periods, with a corresponding increase to contributed surplus. Had the Company used the fair value based method to account for stock options granted during 2002, pro forma earnings and earnings per share would have been as follows:

		2004	2003	2002
Net earnings	As reported	$ 149.8 million	$ 132.7 million	$ 105.8 million
	Pro forma	$ 148.6 million	$ 131.5 million	$ 104.5 million

Basic earnings per common share	As reported	$ 1.43	$ 1.28	$ 1.22
	Pro forma	$ 1.42	$ 1.27	$ 1.21

Diluted earnings per common share	As reported	$ 1.42	$ 1.27	$ 1.21
	Pro forma	$ 1.41	$ 1.26	$ 1.20

A Black-Scholes model was used to calculate stock option fair values.  The weighted average fair value of options granted in 2004 was $2.40 (2003 - $2.77; 2002 - $2.95).  Significant assumptions in valuing the options are as follows:

	2004		2003		2002
	Regular Options	Performance Based	Regular Options	Performance Based	Regular Options	Performance Based
Interest rate	3.5 – 3.7%	3.5%	3.8 – 4.2%	4.3 – 4.4%	4.7%	4.3 – 5.1%
Expected volatility	15.1 – 15.4%	15.4%	16.8 – 17.8%	16.2 – 17.8%	22.5%	22.5%
Expected life	5 years	6 years	5 years	6 years	5 years	6 years

Deferred Share Units

The Company has issued Deferred Share Units (“DSU’s”) to certain senior employees and directors as compensation. At December 31, 2004, there were 52,859 (2003 – 22,104) DSU’s outstanding, which had a fair value and carrying value of $1.5 million (2003 - $0.5 million). The liability is included in other long-term liabilities and deferred credits.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

14.

EMPLOYEE BENEFIT PLANS

The Company is a sponsor of pension plans for eligible employees. The plans include registered defined benefit pension plans, supplemental unfunded arrangements, which provide pension benefits in excess of statutory limits, and defined contributory plans. The Company also provides post-employment benefits other than pensions for retired employees. The following is a summary of each type of plan:

Defined Benefit Plans

Retirement benefits under the defined benefit plans are based on employees’ years of credited service and remuneration. Company contributions to the plan are based upon independent actuarial valuations. The most recent actuarial valuations of the defined benefit pension plans for funding purposes were at December 31, 2002 and December 31, 2001 and the date of the next required valuations are December 31, 2005 and December 31, 2004. The December 31, 2004 valuation will not be completed until the second quarter of 2005. The expected weighted average remaining service life of employees covered by the defined benefit pension plans is 11.8 years (2003 and 2002 - 11.8 years).

Defined Contribution Plan

Effective in 2000 for Terasen Gas and 2003 for petroleum transportation operations, all new non-union employees become members of defined contribution pension plans. Company contributions to the plan are based upon employee age and pensionable earnings for employees of the natural gas distribution operations and pensionable earnings for employees of the petroleum transportation operation.

Supplemental Plans

Certain employees are eligible to receive supplemental benefits under both the defined benefit and defined contribution plans. The supplemental plans provide pension benefits in excess of statutory limits. The supplemental plans are unfunded and are secured by letters of credit.

Other Post-Employment Benefits

The Company provides retired employees with other post-employment benefits that include, depending on circumstances, supplemental health, dental and life insurance coverage. Post-employment benefits are unfunded and annual expense is recorded on an accrual basis based on independent actuarial determinations, considering among other factors, health care cost escalation.  The most recent actuarial valuations were completed as at December 31, 2002. The expected weighted average remaining service life of employees covered by these benefit plans is 9.9 years (2003 and 2002 - 9.9 years).

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

14.

EMPLOYEE BENEFIT PLANS (CONTINUED)

The Company measures its accrued benefit obligations and the fair value of plan assets for accounting purposes as at December 31 each year. The financial positions of the employee defined benefit pension plans and other benefit plans are presented in aggregate in the tables below:

	Pension benefit plans		Other benefit plans
	2004	2003	2004	2003
Plan assets
Fair value, beginning of year	$ 255.3	$ 221.2	$ -	$ -
Acquisition of Express System	-	1.9	-	-
Actual return on plan assets	26.7	31.1	-	-
Employers’ contributions	5.5	10.2	1.5	1.2
Employees’ contributions	2.9	3.0	-	-
Benefits and settlements paid	(15.2)	(11.4)	(1.4)	(1.1)
Other	(0.7)	(0.7)	(0.1)	(0.1)
Fair value, end of year	274.5	255.3	-	-

Accrued benefit obligation
Obligation, beginning of year	276.7	250.8	61.0	49.9
Acquisition of Express System	-	1.4	-	0.6
Current service cost	8.1	7.9	1.3	1.5
Interest cost	17.2	16.6	3.9	3.4
Employees’ contributions	2.9	3.0	-	-
Benefits and settlements paid	(15.2)	(11.4)	(1.4)	(1.1)
Change in discount rate	7.8	8.3	2.5	2.4
Actuarial (gain) loss	-	(1.4)	-	11.5
Past service cost and other	0.5	1.5	-	(7.2)
Balance, end of year	298.0	276.7	67.3	61.0

Funded status - plan deficit	(23.5)	(21.4)	(67.3)	(61.0)
Unamortized transitional obligation (benefit)	(27.2)	(31.0)	6.2	7.8
Unamortized actuarial loss	43.2	47.8	32.0	32.1
Unamortized past service costs	9.0	8.7	(3.2)	(3.5)
Accrued benefit asset (liability)	$ 1.5	$ 4.1	$ (32.3)	$ (24.6)

The net accrued benefit liability is included in other long-term liabilities and deferred credits (Note 11).

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

14.

EMPLOYEE BENEFIT PLANS (CONTINUED)

Included in the accrued benefit obligation and fair value of the plan assets at year-end are the following amounts in respect of plans with accrued benefit obligations in excess of fair value of assets:

	Pension benefit plans		Other benefit plans
	2004	2003	2004	2003
Accrued benefit obligations:
Unfunded plans	$ 28.0	$ 25.3	$ 67.3	$ 61.0
Funded plans	156.5	142.7	-	-
	184.5	168.0	67.3	61.0
Fair value of plan assets	151.9	135.1	-	-
Funded status deficit	$ (32.6)	$ (32.9)	$ (67.3)	$ (61.0)

The accrued benefit obligations for unfunded pension benefit plans are secured by letters of credit.

The net benefit plan expense is as follows:

	Pension benefit plans			Other benefit plans
	2004	2003	2002	2004	2003	2002
Current service cost	$ 8.1	$ 7.9	$ 7.5	$ 1.3	$ 1.5	$ 1.1
Interest cost on projected benefit obligations	17.2	16.6	15.6	3.9	3.4	2.5
Actual return on plan assets	(26.7)	(31.1)	(17.8)	-	-	-
Net actuarial losses	7.8	6.9	-	2.5	14.0	-
Past service costs	0.5	0.3	-	-	(8.6)	-
Net benefit plan expense before adjustments	6.9	0.6	5.3	7.7	10.3	3.6
Adjustments to recognize the long-term nature of employee future benefit costs:
Difference between actual and expected return on plan assets	7.7	13.0	-	-	-	-
Difference between actual and recognized actuarial gains (losses) in year	(5.2)	(6.1)	-	0.1	(13.0)	-
Difference between actual and recognized past service costs in year	0.1	0.3	-	(0.3)	8.7	-
Amortization of transitional obligation (benefit)	(3.4)	(3.4)	(3.4)	1.6	2.7	2.7
Other	1.5	0.6	1.1	-	-	0.3
Net benefit plan expense	$ 7.6	$ 5.0	$ 3.0	$ 9.1	$ 8.7	$ 6.6
Defined contribution plan expense	$ 2.3	$ 1.6	$ 1.2
	$ 9.9	$ 6.6	$ 4.2

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

14.

EMPLOYEE BENEFIT PLANS (CONTINUED)

Benefit Plan Assets

The weighted-average asset allocation by asset category of the Company’s funded defined benefit pension plans is as follows:

	Pension benefit plans
	2004	2003
Equity securities	55%	58%
Fixed income securities	40%	36%
Other assets	5%	6%
Total assets	100%	100%

The investment policy for benefit plan assets is to optimize the risk-return using a portfolio of various asset classes. The Company’s primary investment objectives are to secure registered pension plans, and maximize investment returns in a cost-effective manner while not compromising the security of the respective plans. The pension plans utilize external investment managers to manage the investment policy. Assets in the plan are held in trust by independent third parties.

The pension plans do not directly hold any shares of the Company.

Significant Assumptions

The discount rate assumption used in determining pension and post-retirement benefit obligations and net benefit expense reflects the market yields, as of the measurement date, on high-quality debt instruments. The expected rate of return on plan assets assumption is reviewed annually by management, in conjunction with actuaries. The assumption is based on the expected returns for the various asset classes, weighted by the portfolio allocation.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

14.

EMPLOYEE BENEFIT PLANS (CONTINUED)

The weighted average significant actuarial assumptions used to determine the accrued benefit obligation and the benefit plan expense are as follows:

	Pension benefit plans			Other benefit plans
	2004	2003	2002	2004	2003	2002
Accrued benefit obligation
Discount rate at December 31, based on AA Corporate bonds	6.00%	6.25%	6.25%	6.00%	6.25%	6.25%
Rate of compensation increase	3.50%	3.39%	3.39%	-	-	-

Net benefit plan expense
Discount rate at January 1, based on AA Corporate bonds	6.25%	6.25%	6.56%	6.25%	6.25%	6.50%
Expected rate of return on plan assets	7.50%	7.50%	7.50%	-	-	-

The assumed health-care cost trend rates for other post-employment benefit plans are as follows:

	2004	2003	2002
Extended health benefits
Initial health care cost trend rate	9.0%	10.0%	11.0%
Annual rate of decline in trend rate	1.0%	1.0%	1.0%
Ultimate health care cost trend rate	5.0%	5.0%	5.0%
Year that the rate reaches the ultimate trend rate	2008	2008	2008
Medical Services Plan Benefits Premium trend rate	4.0%	4.0%	4.0%

A one percentage-point change in assumed health-care cost trend rates would have the following effects:

2004	One percentage- point increase	One percentage- point decrease

Effect on the total of the service cost and interest cost components of the benefit plan expense	$ 1.1	$ (1.0)
Effect on accrued benefit obligation	13.1	(10.8)

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

14.

EMPLOYEE BENEFIT PLANS (CONTINUED)

Cash Flows

Total cash contributions for employee benefit plans consist of:

	Employee benefit plans
	2004	2003	2002
Funded plans	$ 4.3	$ 9.4	$ 3.5
Beneficiaries of unfunded plans	2.7	2.0	1.7
Defined contribution plans	2.3	1.6	1.2
Total	$ 9.3	$ 13.0	$ 6.4

The contributions for 2005 are anticipated to be approximately the same as 2004 for both the defined pension benefit plans and other benefit plans.

Benefit Changes

Effective January 1, 2004, the Company modified its post-employment benefit program for non-union active employees in order to provide future retirees with more choice of coverage and to reduce the Company’s exposure to future health and group life cost increases. The new plan is predominantly a defined contribution plan incorporating a Company-paid health spending account, a security health plan and life insurance. Provincial medical services plan premiums will now be paid by the retiree.

All plan members who have retired on or before December 31, 2004 receive benefits under the plans that were in effect when they retired, which includes the payment of provincial medical services plan premiums by the Company. Employees electing to retire during 2005 will have a choice between the new and old plan, and employees retiring after December 31, 2005 will participate in the new plan.

These assumptions, including the post-employment benefit plan changes, were included in the calculation of the accrued benefit obligation at December 31, 2003 and 2004.

15.

FINANCING COSTS

	2004	2003	2002

Interest and expense on long-term debt	$ 151.6	$ 165.6	$ 178.9
Interest on short-term debt	26.1	29.0	10.8
Interest capitalized	(1.1)	(8.6)	(18.9)
	$ 176.6	$ 186.0	$ 170.8

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

16.

INCOME TAXES

Provision For Income Taxes

	2004	2003	2002

Current income taxes	$ 66.3	$ 46.3	$ 49.3
Future income taxes	(0.5)	9.4	10.6
	$ 65.8	$ 55.7	$ 59.9

Variation In Effective Income Tax Rate

Consolidated income taxes vary from the amount that would be computed by applying the Canadian and United States Federal, British Columbia and Alberta combined statutory income tax rate of 34.52% (2003 – 36.47%; 2002 – 38.04%) to earnings before income taxes as shown in the following table:

	2004	2003	2002

Earnings before income taxes	$ 215.6	$ 188.4	$ 165.7

Combined statutory income tax rate	34.52%	36.47%	38.04%

Combined income taxes at statutory rate	$ 74.4	$ 68.7	$ 63.0

Increase (decrease) in income taxes resulting from: Capital cost allowance and other deductions claimed for income tax purposes over amounts recorded for accounting purposes	(14.7)	(19.4)	(12.4)
Large Corporations Tax in excess of surtax	6.6	7.8	6.7
Non-deductible expenses and non-taxable income	5.5	7.5	1.3
Benefit of tax rate changes on losses	(0.4)	(3.3)	(1.0)
Equity income not subject to tax	(3.3)	(2.6)	-
Other	(2.3)	(3.0)	2.3
Actual consolidated income taxes Effective income tax rate	$ 65.8 30.52%	$ 55.7 29.56%	$ 59.9 36.15%

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

16.

INCOME TAXES (CONTINUED)

Future Income Taxes

The net future income tax liability of the Company of $68.7 million (2003 - $67.5 million) relates primarily to the tax effect of temporary differences on non-regulated property, plant and equipment balances.

As a result of the Company accounting for income taxes following the taxes payable method for its natural gas distribution and petroleum transportation regulated operations, the Company has not recognized net future income tax liabilities amounting to $278.7 million at December 31, 2004 (2003 – $263.5 million) and has not recognized a future income tax expense of $15.2 million for the year ended December 31, 2004 (2003 – $17.9 million; 2002 - $10.3 million), all of which were calculated using the asset and liability method, excluding the impact of regulatory accounting.

17.

FINANCIAL INSTRUMENTS

Fair Value Estimates

The carrying values of cash and short-term investments, accounts receivable, short-term notes and accounts payable and accrued liabilities approximate their fair values due to the relatively short period to maturity of the instruments.

The fair value of the Company’s investment in the Express System is estimated to approximate its carrying value.

The fair value of the Company’s long-term debt, calculated by discounting the future cash flow of each debt issue at the estimated yield to maturity for the same or similar issues at December 31, 2004, or by using available quoted market prices, is estimated at $2,818.2 million (2003 - $2,565.3 million). The majority of the Company’s long-term debt relates to regulated operations which enables the Company to recover the existing financing charges through rates or tolls.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates cannot be determined with precision as they are subjective in nature and involve uncertainties and matters of judgment.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

17.

FINANCIAL INSTRUMENTS (CONTINUED)

Derivative Instruments

The Company uses derivative instruments to hedge its exposures to fluctuations in natural gas prices, interest rates and foreign currency exchange rates.

Asset (Liability)			2004		2003
December 31 (in millions)	Number of swaps	Term to maturity (years)	Carrying Value	Fair Value	Carrying Value	Fair Value
Interest Rate Swaps
Terasen Inc.	2	1 – 4	$ 0.4	$ 5.4	$ 0.4	$ 5.3
TGVI	4	1 – 4	(0.5)	(3.2)	(1.5)	(4.8)
Natural Gas Commodity Swaps
TGI and TGVI	139	Up to 2	1.9	(8.3)	(7.8)	6.3
Clean Energy	7	Up to 5	6.5	6.5	-	-
Foreign Currency Swaps
Terasen Inc.	2	1	(0.6)	(0.6)	0.8	0.8
TGI	-	-	-	-	-	(0.9)

The natural gas derivatives fair value reflects only the value of the natural gas derivatives and not the offsetting change in value of the underlying future purchases of natural gas. These fair values reflect the estimated amounts the Company would receive or pay to terminate the contracts at the stated dates.

Clean Energy, an entity in which the Company holds a 45% interest, has purchased gas forward contract positions to offset future commodity supply contracts. Since these contracts have not been specifically designated as hedges, these positions are marked-to-market at each balance sheet date and gains or losses are reported in the statement of earnings as cost of revenues from other activities. During the year ended December 31, 2004 the Company has included in earnings an amount of $3.3 million (2003 and 2002 – nil) net of tax and estimated selling expenses pertaining to the Company’s proportionate share of Clean Energy’s gas forward contracts.

The derivatives entered into by TGVI relate to regulated operations and any resulting gains or losses are recorded in a deferral account (RDDA), subject to regulatory approval, and passed through to customers in future rates.

As at December 31, 2004, the Company had two U.S. dollar foreign currency derivatives outstanding which are being used to mitigate foreign currency exposure in the investment in the Express System and Terasen International Inc. The change in fair value of the derivative to mitigate foreign currency exposure in the Express System of $0.6 million loss (2003 - $0.8 million income; 2002 - nil) has been included in the earnings of the Express System.

The Company is exposed to credit risk in the event of non-performance by counterparties to derivative instruments. Because it deals with high credit quality institutions in accordance with established credit approval practices, the Company does not expect any counterparties to fail to meet their obligations.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

18.

COMMITMENTS & CONTINGENCIES

The Company’s subsidiaries and proportionately consolidated entities have entered into operating leases for certain building space and natural gas distribution assets. In addition, Terasen Gas and TGVI have entered into gas purchase contracts and Trans Mountain has entered into a contract to purchase power at fixed rates that expires in 2005, which cumulatively represent future purchase obligations.

The following table sets forth the Company’s operating lease and gas and power purchase obligations due in the years indicated:

	Operating leases	Purchase obligations	Total
2005	$ 24.1	$ 766.8	$ 790.9
2006	23.0	324.5	347.5
2007	21.3	70.6	91.9
2008	21.4	20.1	41.5
2009	19.8	15.9	35.7
2010 and later	143.2	-	143.2
	$ 252.8	$ 1,197.9	$ 1,450.7

Gas purchase contract commitments are based on market prices that vary with gas commodity indices. The amounts disclosed reflect index prices that were in effect at December 31, 2004.

On January 4, 2005 Terasen Gas terminated an operating lease for a certain building and paid $49.4 million to acquire the related building. Accordingly, payments related to this operating lease are not included in the above table. Effective January 4, 2005 the building is included in property, plant and equipment and has been included in Terasen Gas’ rate base revenue requirement for 2005.

In prior years, TGVI received non-interest bearing, repayable loans from the Federal and Provincial governments of $50 million and $25 million respectively, in connection with the construction and operation of the Vancouver Island natural gas pipeline. The government loans are repayable in any fiscal year after 2002 and prior to 2012 under certain circumstances and subject to the ability of TGVI to obtain non-government subordinated debt financing on reasonable commercial terms. As approved by the BCUC, these loans have been recorded as a government grant and have reduced the amounts reported for property, plant and equipment. The Company anticipates that all of the repayment criteria may be met in 2005 and, if met, will result in an estimated repayment of $5.8 million of these loans in 2005. As the loans are repaid and replaced with non-governmental loans, plant and equipment and long-term debt will increase in accordance with the approved capital structure, as will the rate base used in determining rates. The amounts are not included in the obligations in the table above as the amounts and timing of repayments is dependent upon the approved RDDA recovery each year and the ability to replace the loans with non-government subordinated debt financing on reasonable commercial terms.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions of Canadian dollars, except where stated otherwise, restated as per Note 2)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

18.

COMMITMENTS & CONTINGENCIES (CONTINUED)

A number of claims and lawsuits seeking damages and other relief are pending against the Company. Management is of the opinion, based upon information presently available, that it is unlikely that any liability, to the extent not provided for through insurance or otherwise, would be material in relation to the Company’s consolidated financial statements.

19.

GUARANTEES

The Company has, for a fee, arranged for the issuance of a letter of credit in the amount of US$13.4 million on behalf of co-investors in the Express System to fund the Debt Service Reserve Account required under the Express System’s trust indenture. The letter of credit is subject to annual renewal. If the letter of credit is drawn upon, the Company will have recourse to the co-investors, major Canadian pension funds.

The Company has, for a fee, provided indemnities with respect to performance bonds issued on behalf of Clean Energy in the amount of US$7.2 million. These performance bonds secure construction projects undertaken by Clean Energy, and have expiry dates of one year from the date of issue.

20.

SUBSEQUENT EVENT

(a)

On February 1, 2005, Corridor issued $150 million principal amount of unsecured debentures, Series A, maturing February 2, 2010 at an interest rate of 4.24%, and $150 million principal amount of unsecured debentures, Series B, maturing February 2, 2015 at an interest rate of 5.033%. The proceeds were used to repay a portion of Corridor's outstanding commercial paper. Concurrently with this financing, Corridor replaced its credit facility due November 21, 2006 with a new credit facility with annual renewal provisions. Corridor's commercial paper will accordingly be classified as short-term debt prospectively.

(b)

On August 1, 2005, the Company announced an agreement with Kinder Morgan, Inc. (“KMI”) for the acquisition by KMI of all of the outstanding shares of the Company. The transaction is subject to various regulatory approvals and the approval of the Company’s shareholders. The transaction is expected to close by the end of 2005 and would result in the Company becoming a wholly-owned subsidiary of KMI pursuant to a statutory plan of arrangement.